                                                               EXHIBIT (9)(d)(i)
                                                        DATED: DECEMBER 16, 1996

                                   SCHEDULE A
                                     TO THE
                          SUB-ADMINISTRATION AGREEMENT
                 BETWEEN BISYS FUND SERVICES LIMITED PARTNERSHIP
             (FORMERLY THE WINSBURY COMPANY LIMITED PARTNERSHIP) AND
                     FIRST OF AMERICA INVESTMENT CORPORATION
                              DATED JANUARY 1, 1995

           NAME OF FUND                                   DATE                            COMPENSATION
           ------------                                   ----                            ------------
Parkstone Prime Obligations, U.S.                    January 1, 1995            Annual Rate of up to five
Government Obligations, Tax-Free,                                               one-hundredths of one percent
Treasury, Municipal Investor, Mid                                               (0.05%) of each such
Capitalization (formerly known as                                               Fund's average daily net assets
Equity), Small Capitalization, Equity
Income (formerly known as High
Income Equity), Emerging Markets,
International Discovery, Bond, Limited
Maturity Bond, Intermediate
Government Obligations, Municipal
Bond, U.S. Government Income,
Michigan Municipal Bond and Balanced
Allocation (formerly known as Balanced)
Funds

Parkstone Large Capitalization Fund                  November 8, 1995           Annual Rate of up to five
                                                                                one-hundredths of one percent
                                                                                (0.05%) of the Fund's average
                                                                                daily net assets

Parkstone Conservative Allocation and
Parkstone Aggressive Allocation Funds                December 16, 1996          Annual Rate of up to five
                                                                                one-hundredths of one percent
                                                                                (0.05%) of each such Fund's
                                                                                average daily net assets

                                              FIRST OF AMERICA INVESTMENT
                                              CORPORATION


                                              By: /s/ Richard A. Wolf
                                              ----------------------------------
                                                      Richard A. Wolf
                                                      President


                                              BISYS FUND SERVICES LIMITED
                                              PARTNERSHIP (formerly The Winsbury
                                              Company Limited Partnership)

                                              By:      BISYS FUND SERVICES, INC.
                                                       General Partner


                                               /s/ Stephen G. Mintos
                                              ----------------------------------
                                              Stephen G. Mintos
                                              Executive Vice President